SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2007
(Date of Earliest Event Reported)

American Dairy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah (State or other jurisdiction of incorporation)	000-27351 (Commission File Number)	87-0445575 (I.R.S. Employer Identification No.)

C-16 Shin Chen International Building, No. 10, Jiu-shen Road, Zho Yan Chu,
Beijing, The People's Republic of China
(Address of principal executive offices)

011-0452-4312688
(Registrant's telephone number, including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 27, 2007, American Dairy, Inc. (“American Dairy” or the “Company”) completed the sale of additional 1% Guaranteed Senior Secured Convertible Notes in an aggregate principal amount of US $20,000,000 (the “Second Closing Notes”) pursuant to an amended and restated Notes Purchase Agreement (the “Purchase Agreement”) dated as of June 1, 2007 (the “Second Closing”).

As previously reported (in the Company’s Form 8-K filed with the Securities and Exchange Commission on June 4, 2007 (the “Prior 8-K”)), on June 1, 2007 the Company completed the sale of 1% Guaranteed Senior Secured Convertible Notes in an aggregate principal amount of US $60,000,000 (the “First Closing Notes”) to Citadel Equity Fund Ltd. (“Citadel”) pursuant to the Purchase Agreement and an Indenture, dated as of June 1, 2007, between the Company, the Company’s subsidiary, American Flying Crane Corporation, as Guarantor, and The Bank of New York, as Trustee (the “First Closing Indenture”).

The Second Closing Notes were purchased by certain existing investors of the Company’s securities (the “Second Closing Investors”) who exercised their right of first refusal pursuant to a subscription agreement entered into with the Company on October 2, 2006. The Second Closing Investors acceded to the Purchase Agreement pursuant to an Accession Letter. In addition, the Company and the Second Closing Investors entered into a Joinder Agreement pursuant to which the Second Closing Investors have been joined as parties to the Registration Rights Agreement, Investor Rights Agreement, and Share Pledge Agreement entered into in connection with the First Closing Notes.

The Second Closing Notes have terms and conditions that are substantially identical to those of the First Closing Notes as described in the Prior 8-K, which is incorporated herein by reference, except for denomination amounts and transfer restrictions and other provisions required for compliance with the Securities Act of 1933, as amended (the “Act”). The Second Closing Notes were issued under an Indenture, dated as of June 27, 2007, (the "Second Closing Indenture" and, together with the First Closing Indenture, the “Indentures”) between the Company, the Company’s subsidiary, American Flying Crane Corporation, as Guarantor, and The Bank of New York, as Trustee. As contemplated by the First Closing Indenture, the First Closing Notes and the Second Closing Notes are a single series of notes (collectively, the “Notes”), and all terms of the Indentures are to be construed in such manner as to provide the holders of the Second Closing Notes with the same rights and privileges as and with the holders of the First Closing Notes, as if the First Closing Notes were issued pursuant to the First Closing Indenture, including, without limitation, the right to participate on a pro rata basis with any payments on the First Closing Notes, to share in the proceeds of any collateral, and to participate in any action or to exercise the rights of holders of Notes in the event of a default.

The Second Closing Notes were offered and sold to US persons pursuant to Regulation D under the Act.

The Notes mature on June 1, 2012, at which time the Company is required to redeem the Notes at a redemption price equal to $228,775.78 for every $100,000 of Notes then outstanding. The redemption price is calculated to effect a gross yield on the principal of 18% per annum, calculated on an annual compounded basis. In addition, the Company may be required to make additional payments of up to 5.0% of the then outstanding principal amount of the Notes if certain conditions set forth in the Indentures are not met.

The Notes are convertible into shares of common stock of the Company (“Common Shares”) at the option of the holders of the Notes at an initial conversion price of $24.00, subject to adjustment (but no lower than $12.00 in case of adjustment based on market price of the Common Shares).

The Notes bear interest at the rate of 1% per annum, payable semi-annually, subject to adjustment (the “Interest Rate”). The Interest Rate may increase by 5.0% if certain conditions set forth in the Indentures are not met.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01, above, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01, above, which is incorporated herein by reference.

Item 8.01 Other Information.

On June 28, 2007, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1
Amended and Restated Notes Purchase Agreement, dated June 1, 2007 by and between American Dairy, Inc., American Flying Crane Corporation, Heilongjiang Feihe Dairy Co., Limited, BaiQuan Feihe Dairy Co., Limited, Beijing Feihe Biotechnology Scientific and Commercial Co., Limited, LangFang Feihe Dairy Company Limited, GanHan Feihe Dairy Company Limited, Shanxi Feihesantai Biotechnology Scientific and Commercial Co., Limited, Leng You-Bin, Liu Hua and Citadel Equity Fund Ltd. *

10.2	Indenture dated June 1, 2007 by and between American Dairy, Inc., American Flying Crane Corporation, and The Bank of New York. *

10.3	Form of First Closing Note (attached as an exhibit to the Indenture). *

10.4	Registration Rights Agreement *

10.5	Investor Rights Agreement *

10.6	Share Pledge Agreement *

10.7	Indenture dated June 27, 2007 by and between American Dairy, Inc., American Flying Crane Corporation, and The Bank of New York.

10.8	Form of Second Closing Note (attached as an exhibit to the Second Closing Indenture)

10.9	Accession Letter

10.10
Joinder Agreement dated June 27, 2007 by and between American Dairy, Inc., American Flying Crane Corporation, Heilongjiang Feihe Dairy Co., Limited, BaiQuan Feihe Dairy Co., Limited, Beijing Feihe Biotechnology Scientific and Commercial Co., Limited, LangFang Feihe Dairy Company Limited, GanHan Feihe Dairy Company Limited, Shanxi Feihesantai Biotechnology Scientific and Commercial Co., Limited, Leng You-Bin, Liu Hua and Citadel Equity Fund Ltd.

99.1	Press Release

* Incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on June 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Dairy, Inc., a Utah corporation

Date: June 28, 2007	By:	/s/ Liu Hua
Liu Hua, CFO, Secretary and Treasurer